SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of December 18, 2001, by and among (i) CYCH, Inc. (f/k/a CyberCash, Inc.), a Delaware corporation (“Seller”), a debtor and debtor in possession in proceedings under Chapter 11 of the United States Bankruptcy Code pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 01-0622 (MFW) (the “Bankruptcy Case”), and (ii) Crawford Capital Partners, L.L.C., a Minnesota limited liability company (“Crawford”), and Marcellus P. Knoblach, not in his individual capacity but solely in his capacity as trustee for The Marcellus P. Knoblach Revocable Trust (“Knoblach”) (Crawford and Knoblach being collectively referred to herein as the “Purchasers”).

W I T N E S S E T H:

     WHEREAS, Seller is in the process of winding down its business and liquidating its assets; and

     WHEREAS, Seller desires to sell to Purchasers, and Purchasers desire to purchase from Seller, all of Seller’s rights, title and interests in and to the securities identified on Exhibit A attached hereto (the “Securities”) and the related agreements identified on Exhibit B attached hereto (the “Related Agreements”) in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     1.     Purchase and Sale of Securities and Related Agreements. Seller does hereby sell, transfer, assign, convey and deliver to Purchasers, and Purchasers hereby purchase, accept and acquire from Seller, effective as of the Closing (as defined below), the Securities and all of Seller’s rights, title and interests in, under and to the Related Agreements, free and clear of any and all liens or encumbrances (with such liens and encumbrances, if any, attaching instead to sale proceeds). Each Purchaser will purchase the amount of Securities set forth opposite such Purchaser’s name on Exhibit C attached hereto and each Purchaser will acquire rights under the Related Agreements insofar as they relate to the Securities purchased by such Purchaser.

     2.     Purchase Price; Deposit. The purchase price for the Securities shall be $2,349,477.50 (the “Purchase Price”). Within seven business days of the parties’ execution of this Agreement, Purchasers shall deposit, as a credit against the Purchase Price, an aggregate of $234,947.75 (the “Deposit”) ($209,947.75 to be paid by Crawford and $25,000.00 to be paid by Knoblach) with legal counsel to Seller, as escrow agent, to be held in escrow pursuant to the terms of the escrow agreement executed by the parties hereto and Seller’s legal counsel, as escrow agent. The Deposit shall only be refundable to Purchasers if a closing is not consummated hereunder due to either (i) the failure of the Bankruptcy Court to enter the Sale Order (as defined below), or (ii) Seller’s consummation of a sale of the Securities to a buyer other than Purchasers, unless Purchasers are in default of any of their material obligations hereunder. At the Closing hereunder, (i) the Deposit shall be applied against the Purchase Price and paid to Seller by the escrow agent, and (ii) the Purchase Price (minus the amount of the Deposit) shall be payable by Purchasers ($1,889,529.75 to be paid by Crawford and $225,000.00 to be paid by Knoblach) to Seller by bank certified or cashier’s check or by wire transfer in immediately available funds to the account or accounts specified by Seller.

     3.     Assumption and Assignment of Related Agreements. Prior to the Closing, Seller will assume the Related Agreements and effective as of the Closing, Seller will assign, transfer and set over: (i) to Crawford all of Seller’s right, title and interest in and to the Related Agreements insofar as they relate to the Crawford Shares (as defined on Exhibit C), and all of Seller’s rights and obligations thereunder insofar as they relate to the Crawford Shares, effective as of the Closing; and (ii) to Knoblach all of Seller’s right, title and interest in and to the Related Agreements insofar as they relate to the Knoblach Shares (as defined on Exhibit C), and all of Seller’s rights and obligations thereunder insofar as they relate to the Knoblach Shares, effective as of the Closing. Purchasers hereby accept such assignments and assume and agree to perform the duties and obligations of Seller thereunder, as fully as if Purchasers were the original parties thereto, arising or accruing from and after the time of the Closing.

     4.     Representations and Warranties of Seller.

     (a)  Seller is the sole record and beneficial owner of the Securities and Seller has full corporate power and authority to convey the Securities to Purchasers. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 4, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE SECURITIES, AND SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

     (b)  The Related Agreements are in full force and effect.

     (c)  At the Closing and subject to the entry of the Sale Order (as defined below), Seller will sell and transfer the Securities to Purchasers free and clear of any and all liens or encumbrances (with such liens and encumbrances, if any, attaching instead to sale proceeds).

     5.     Representations and Warranties of Purchasers.

     (a)  Each Purchaser hereby makes the following representations and warranties with respect to itself:

     (i)  Such Purchaser has the right, power and authority to execute and deliver this Agreement and to perform fully its respective obligations hereunder. Such Purchaser has taken all necessary actions required to authorize the execution, delivery, and performance of this Agreement, and no further consent or approval is required for it to enter into and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for such Purchaser’s consummation of the transactions contemplated by this Agreement, and no consent of any third party that has not been obtained is required therefor, except for the entry of the Sale Order.

     (ii)  The Securities are being acquired by such Purchaser for investment on its own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof.

     (iii)  Such Purchaser acknowledges that it is able to bear the economic risk of its investment and to hold the Securities indefinitely and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

     (iv)  Such Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from Seller in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. Such Purchaser acknowledges that the Securities are being sold in reliance upon specific exemptions from such laws, which exemptions depend, among other things, upon the bona fide nature of such Purchaser’s investment intent and the accuracy of its representations.

     (v)  Such Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act, and any applicable state law, or unless an exemption from registration is otherwise available. Such Purchaser understands that the registrar or transfer agent for the Securities will not be required to accept for registration or transfer any Securities except upon presentation of evidence reasonably satisfactory to the issuer of such Securities that such transfer is in full compliance with all applicable federal and state securities laws. Such Purchaser also acknowledges that the certificates representing the Securities will be imprinted with a restrictive transfer legend.

     (vi)  Such Purchaser understands that at the time it wishes to sell any of the Securities, if ever, there may be no public market or private market in which to make a sale, there may be no public market valuation criteria available and it may not have the right to require the issuer of such Securities to register the Securities, all of which may severely limit such Purchaser’s ability to sell the Securities for what it would consider to be a fair price.

     (vii)  Such Purchaser represents and warrants that it is an “accredited investor” as defined in Regulation D, Rule 501, under the Securities Act.

     (b)  Crawford hereby represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Minnesota.

     6.     Conditions to Closing. The obligation of Seller and Purchasers to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following closing conditions:

     (a)  entry of an order of the Bankruptcy Court which approves the sale of the Securities, free and clear of liens and encumbrances, and the assumption and assignment of the Related Agreements contemplated by this Agreement (the “Sale Order”) and Seller shall not have received and accepted a higher or better offer for all or substantially all of the Securities from a buyer other than Purchasers;

     (b)  to the extent required by the issuer of the Securities in accordance with the legend imprinted on Seller’s certificate(s) for the Securities, Crawford, at its cost, shall have provided an opinion of counsel that registration is not required under the Securities Act in order for the Securities to be sold to Purchasers;

     (c)  any necessary consents of the issuer of the Securities or other third parties to the transfer of the Securities shall have been obtained;

     (d)  compliance with the assignment and/or transfer provisions of the Related Agreements;

     (e)  to the extent required by the issuer of the Securities, each Purchaser’s execution and delivery of an investor questionnaire and/or similar forms; and

     (f)  Seller shall have delivered to Purchasers the certificates, the Warrant (as defined on Exhibit A) and other documents referenced in Section 7 below.

The parties shall cooperate and shall employ all reasonable commercial efforts to obtain satisfaction of the conditions to Closing set forth in this Section 6 as promptly as practicable following the date of this Agreement.

     7.     Closing. The closing (“Closing”) of the transactions contemplated hereby shall take place as soon as reasonably practicable after the entry of the Sale Order and satisfaction of the closing conditions set forth in Section 6 (the “Closing Date”), but in no event later than January 25, 2001 (the “Expiration Date”) unless such Expiration Date is extended by mutual agreement of the parties. The occurrence of Closing shall be evidenced by Purchasers’ payment of the Purchase Price in accordance with Section 2. At Closing, Seller shall deliver to Purchasers (i) certificates representing all of the Securities (except the Warrant), together with duly executed stock powers endorsed to Purchasers or in blank (as requested by Purchasers), (ii) the Warrant and (iii) such other assignments and instruments of conveyance and transfer, in a form reasonably satisfactory to Purchasers and their respective counsel, as shall be effective to transfer to Purchasers all of Seller’s right, title and interest in and to the Securities or to fully effectuate the assumption and assignment of the Related Agreements contemplated hereby.

     8. Break-Up Fee. Seller and Purchasers agree and acknowledge that the parties’ obligations under this Agreement are subject to Bankruptcy Court approval and Seller’s receipt of higher or better offers. In the event that Purchasers are not in breach of this Agreement and Seller, in it sole discretion, selects another bid as a higher or otherwise better offer and consummates a transaction with such third-party involving the sale of all or substantially all of the Securities, Crawford shall be entitled to payment of a break-up fee in an amount equal to $72,000.

     9.     Auction. In the event that Seller receives another bid which it desires to accept as a higher or otherwise better offer with respect to all or substantially all of the Securities, Seller agrees to seek an order of the Bankruptcy Court authorizing the conduct of an auction by Seller with respect to the Securities, approving procedures for an auction and identifying Purchasers’ offer hereunder as an initial qualifying bid for such auction.

     10.     Notices. All notices, requests, demands or other communications under or in connection with this Agreement: (i) shall be in writing; (ii) shall be deemed to have been given (A) when delivered, if delivered in person or by overnight courier service, (B) when received, if sent by facsimile transmission or (C) when delivered (or on the date of attempted delivery if delivery is refused or unclaimed), if sent by registered, certified or Express Mail, return receipt requested; and (iii) shall be addressed as follows:

If to Seller:

CYCH, Inc.
P.O. Box 3136
Warrenton, VA 20188
Fax: (540) 351-0013
Attn: Thomas LaHaye

and

If to Purchasers:

Crawford Capital Partners, L.L.C.
65 Main Street S.E., Suite 141
Minneapolis, MN 55414
Fax: (612) 676-1438
Attn: Paul D. Crawford

and

Marcellus P. Knoblach, Trustee
The Marcellus P. Knoblach Revocable Trust
3807 East Amberwood Drive
Phoenix, AZ 85048
Fax: (480) 706-8726

     11.     Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO (OR ANY OF SELLER’S CREDITORS OR OTHER PARTIES IN INTEREST IN THE BANKRUPTCY

CASE AFFECTED HEREBY) PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY MATTERS ARISING HEREUNDER OR RELATING HERETO.

     12.     Miscellaneous. This Agreement, including the Exhibits, contains the entire understanding of the parties with respect to the subject matter hereof and supercedes all prior oral or written agreements, offers, proposals and undertakings between the parties with respect to the subject matter. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties. Neither party shall have any right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

SELLER:

CYCH, INC

By: /s/ Thomas LaHaye Thomas LaHaye, Chief Financial Officer

PURCHASERS:

CRAWFORD CAPITAL PARTNERS, LLC

By: /s/ Paul D. Crawford
Paul D. Crawford, Chief Manager

/s/ Marcellus P. Knoblach MARCELLUS P. KNOBLACH, not in his individual capacity but solely in his capacity as trustee for The Marcellus P. Knoblach Revocable Trust

EXHIBIT A

SECURITIES

Issuer	Type/Number

Commission Junction, Inc.	939,791 shares of common stock

Commission Junction, Inc.	Series A Preferred Stock Warrant Agreement dated as of October 12, 2000 (the “Warrant”)

EXHIBIT B

RELATED AGREEMENTS

Stockholders’ Agreement dated as of October12, 2000 by and among Commission Junction, Inc., CYCH, Inc. f/k/a CyberCash, Inc., Tormond Haavi, Erik Forkalsrud, Paul Crawford and, as to Section 3 thereof only, idealab! Holdings, L.L.C., Lex Sisney and Per Petterson

Joinder to Co-Sale and Right of First Refusal Agreement dated as of October 12, 2000 executed by CYCH, Inc. f/k/a CyberCash, Inc.

Joinder to Investor Rights Agreement dated as of October 12, 2000 executed by CYCH, Inc. f/k/a CyberCash, Inc.

EXHIBIT C

SECURITIES TO BE PURCHASED BY EACH PURCHASER

Purchaser	Securities to be Purchased

Crawford Capital Partners, L.L.C	839,791 shares of common stock of Commission Junction, Inc. (the “Crawford Shares”)
Warrant - The right to subscribe for and purchase up to 17,872 shares of Series A Preferred Stock of Commission Junction, Inc.

Marcellus P. Knoblach, not in his individual capacity but solely in his capacity as trustee for The Marcellus P. Knoblach Revocable Trust	100,000 shares of common stock of Commission Junction, Inc. (the “Knoblach Shares”)
Warrant - The right to subscribe for and purchase up to 2,128 shares of Series A Preferred Stock of Commission Junction, Inc.